SCHEDULE A

TO THE JPMORGAN TRUST IV DECLARATION OF TRUST

SERIES AND CLASSES

As of February 9, 2023

Series	Classes

JPMorgan Core Focus SMA Fund[1]	No Class Designation

JPMorgan Equity Premium Income Fund	A, C, I, R5, R6

JPMorgan Emerging Markets Research Enhanced Equity Fund	I, R6

JPMorgan Hedged Equity 2 Fund	A, C, I, R5, R6

JPMorgan Hedged Equity 3 Fund	A, C, I, R5, R6

JPMorgan Institutional Tax Free Money Market Fund	Capital, Institutional, Agency, IM

JPMorgan International Hedged Equity Fund	A, C, I, R5, R6

JPMorgan Municipal SMA Fund	No Class Designation

JPMorgan Preferred and Income Securities Fund	A, C, I, R6

JPMorgan Securities Lending Money Market Fund	Agency SL Class

JPMorgan SmartRetirement 2065 Fund	A, C, I, R2, R3, R4, R5, R6

JPMorgan SmartRetirement Blend 2015 Fund[2]	I, R2, R3, R4, R5, R6

JPMorgan SmartRetirement Blend 2065 Fund	I, R2, R3, R4, R5, R6

JPMorgan Ultra-Short Municipal Fund	A, I

[1]	To liquidate on or about February 24, 2023.
[2]	To liquidate on or about June 26, 2023.